POWER OF ATTORNEY

Each of the undersigned officers and directors of Simclar, Inc., a Florida corporation (the “Company”), hereby appoints Barry J. Pardon and Marshall W. Griffin, Jr. as his or her true and lawful attorneys-in-fact, or either one of them individually with power to act without the other, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the United States Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and any and all amendments thereto, hereby granting unto said attorneys, and to each of them, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as each of the undersigned could or might do in person, hereby granting to each such attorney full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of March 29, 2006.

/s/ Samuel J. Russell
Samuel J. Russell
Chairman of the Board of Directors and Chief Executive Officer

/s/ Barry J. Pardon
Barry J. Pardon
President and Director (principal executive officer)

/s/ John Ian Durie
John Ian Durie
Vice President (Finance) and Director

/s/ Marshall W. Griffin, Jr.
Marshall W. Griffin, Jr.
Chief Financial Officer, Treasurer and Secretary (principal financial and principal accounting officer)

/s/ Patrick Lacchia
Patrick Lacchia
Director

/s/ A. Graeme Manson
A. Graeme Manson
Director

/s/ Kenneth M. Mackay, M.D.
Kenneth M. Mackay, M.D.
Director

Christina M. J. Russell
Director